Exhibit 99.1

        Western Alliance Reports Net Income of $8.4 Million or $0.33 Per
                        Share for the First Quarter 2006


     LAS VEGAS--(BUSINESS WIRE)--April 18, 2006--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2006.

     First Quarter 2006 Highlights:

     -- Net income of $8.4 million, up 58.6% from $5.3 million in the first quarter 2005

     -- Diluted earnings per share of $0.33, compared to $0.27 in the first quarter 2005

     -- Net revenue (sum of net interest income and non-interest income) of $32.9 million, up 33.7% from $24.6 million in the first quarter 2005

     -- Loans of $2.35 billion at March 31, 2006, up 76.8% or $1.02 billion from one year ago, including organic growth of $612 million

     -- Deposits of $2.96 billion at March 31, 2006, up 46.5% or $939 million from one year ago, including organic growth of $517 million

     -- Completed merger with Intermountain First Bancorporation, and thereby acquired Nevada First Bank, on March 31, 2006

     Acquisition Activity

     On March 31, 2006, we completed our merger with Intermountain First Bancorp, and thereby acquired Nevada First Bank. Total assets, loans and deposits acquired in this merger were $573 million, $408 million and $422 million, respectively. We also added a total of four full-service branches in Las Vegas, Henderson and Reno, Nev., through this merger. No income from Intermountain First Bancorp's operations was recognized by Western Alliance in the first quarter 2006.

     Financial Performance

     Western Alliance Bancorporation reported net income of $8.4 million for the first quarter 2006, up 58.6 percent from $5.3 million for the first quarter 2005. Diluted earnings per share were $0.33, compared to $0.27 for the first quarter 2005.
     Loans grew $561 million, including organic growth of $153 million, to $2.35 billion at March 31, 2006, from Dec. 31, 2005, and $1.02 billion, including organic growth of $615 million, from March 31, 2005. Deposits grew $564 million, including organic growth of $142 million, to $2.96 billion from Dec. 31, 2005, and $939 million, including organic growth of $517 million, from March 31, 2005.
     "I'm delighted that we have started 2006 with such strong performance," said Robert Sarver, chairman and chief executive officer of Western Alliance. "We achieved organic revenue growth of 34% during the quarter and surpassed our loan and deposit growth objectives of $100 million. Four experienced relationship managers joined our winning team. Our asset quality remains exceptional with virtually zero non-performing assets and net recoveries year to date."
     Sarver continued, "During the quarter, we completed our merger with Intermountain First Bancorp and announced the team to lead our new bank in the Bay Area. We look forward to closing our merger with Bank of Nevada in the near future and combining our three Nevada banks into a statewide franchise. We started the year with 16 offices in four metro areas and I expect by year's end we will have doubled our branches and expanded our presence into two more markets."

     Income Statement

     Net interest income increased 33.5 percent to $29.4 million in the first quarter 2006 from $22.0 million in the first quarter 2005. The interest margin in the first quarter 2006 was 4.53 percent, compared to 4.43 percent in the fourth quarter 2005. Interest income for the first quarter 2006 includes $0.5 million gross up in costs related to title company accounts, which has also been added to non-interest expense. The margin was 4.35 percent in the first quarter 2005.
     The provision for loan losses was $0.5 million for the first quarter 2006 compared to $2.0 million for the fourth quarter 2005 and $1.7 million for the first quarter 2005. Non-accrual loans were $0.03 million or less than 0.01 percent of total loans at March 31, 2006, compared to 0.04 percent of total loans at March 31, 2005. Net loan recoveries were $0.08 million for the first quarter 2006.
     Non-interest income was $3.5 million for the first quarter 2006, up 35.3 percent from $2.6 million for the same period in 2005. For the fourth quarter 2005, non-interest income was $3.4 million.
       Net revenue was $32.9 million for the first quarter 2006, up 33.7 percent from $24.6 million for the first quarter 2005. For the fourth quarter 2005, net revenue was $32.0 million.
     Non-interest expense was $19.5 million for the first quarter 2006, up 33.9 percent from $14.6 million for the same period in 2005. For the fourth quarter 2005, non-interest expense was $17.1 million. We had 660 full-time equivalent employees on March 31, 2006, compared to 537 on Dec. 31, 2005, and 476 on March 31, 2005. We had 21 full-service banking offices on March 31, 2006, compared to 16 at Dec. 31, 2005, and 13 on March 31, 2005.
     Net income increased 58.6 percent to $8.4 million for the first quarter 2006 compared to $5.3 million for the same period last year. Diluted earnings per share were $0.33 compared with $0.27 for the first quarter 2005. Average diluted shares increased 28.6 percent to 25.4 million for the first quarter 2006 compared to 20.0 million for the first quarter 2005.

     Balance Sheet

     Loans totaled $2.35 billion at March 31, 2006, an increase of 31.3 percent from Dec. 31, 2005, and 76.8 percent from $1.33 billion at March 31, 2005. Total loans acquired in the Intermountain merger were $408 million. Organic loan growth for the quarter ended March 31, 2006, totaled $153 million. At March 31, 2006, the allowance for loan losses was 1.18 percent of gross loans, unchanged from year end.
     Deposits totaled $2.96 billion at March 31, 2006, an increase of 23.5 percent or $564 million from Dec. 31, 2005, and 46.5 percent from $2.02 billion at March 31, 2005. Total deposits acquired in the Intermountain merger were $422 million. Organic deposit growth for the quarter ended March 31, 2006, totaled $142 million. Non-interest bearing deposits comprised 40.1 percent of total deposits at March 31, 2006. At March 31, 2006, 31.9 percent of non-interest bearing deposits were from title companies, compared to 30.5 percent at Dec. 31, 2005. At March 31, 2006, the company's loan to deposit ratio was 79.6 percent compared with 66.0 percent one year earlier.
     Borrowings and repurchase agreements totaled $199 million at March 31, 2006, an increase of 39.2 percent from $143 million at March 31, 2005. Fed funds sold totaled $222 million at March 31, 2006, up 102.4% from $110 million one year earlier.
     Stockholders' equity increased $219 million from March 31, 2005, to $356 million at March 31, 2006, primarily due to our initial public offering in June 2005 of 4.2 million shares and the issuance of 3.3 million shares in connection with the Intermountain acquisition on March 31, 2006. At March 31, 2006, tangible common equity was 7.6 percent of tangible assets and total risk-based capital was 12.4 percent of risk-weighted assets.
     Total assets increased 53.1 percent to $3.58 billion at March 31, 2006, from $2.34 billion at March 31, 2005. Of this growth, $668 million was organic, and $573 million was due to the Intermountain acquisition on March 31, 2006.

     Operating Unit Highlights

     BankWest of Nevada reported loan growth of $68 million during the first quarter 2006 and $276 million during the last 12 months to $1.15 billion at March 31, 2006. Deposits increased $92 million and $278 million to $1.70 billion during the same periods, respectively. On March 31, 2006, Nevada First Bank loans of $408 million and deposits of $422 million were acquired from the merger with Intermountain First Bancorp. Net income at BankWest of Nevada was $7.0 million during the first quarter 2006 compared with $5.3 million during the first quarter 2005.
     Alliance Bank of Arizona reported loan growth of $42 million during the first quarter 2006 and $183 million during the last 12 months to $447 million. Deposits increased $52 million and $168 million to $510 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $0.8 million during the first quarter 2006 compared with $0.5 million during the first quarter 2005.
     Torrey Pines Bank reported loan growth of $43 million during the first quarter 2006 and $156 million during the last 12 months to $348 million. Deposits decreased $7 million and increased $64 million to $328 million during the same periods, respectively. Net income at Torrey Pines Bank was $1.1 million during the first quarter 2006 compared with $0.2 million during the first quarter 2005.
     Assets under management at Miller/Russell and Associates were $1.19 billion at March 31, 2006, up 39.9 percent from $849 million at March 31, 2005. At Premier Trust, assets under management increased 52.1 percent from $94 million to $143 million from March 31, 2005, to March 31, 2006. Total trust assets increased 41.2 percent from $221 million to $312 million for the same periods, respectively.
     Attached to this press release is summarized financial information for the quarter ended March 31, 2006.

     Conference Call

     Western Alliance Bancorporation will host a conference call to discuss its first quarter 2006 financial results at noon ET on Wednesday, April 19, 2006. Participants may access the call by dialing 866-239-0750, using the pass code 2158461. The call will be recorded and made available for replay after 5 p.m. ET April 19 until 11 p.m. ET April 26 by dialing 888-203-1112 using the pass code 2158461.

     Cautionary Note Regarding Forward-Looking Statements

     This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management's estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management's estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
     We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

     About Western Alliance Bancorporation

     Western Alliance Bancorporation is the parent company of BankWest of Nevada, Nevada First Bank, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's Web site, www.westernalliancebancorp.com.



Western Alliance Bancorporation and Subsidiaries

Summary Consolidated Financial Data

Unaudited
                                          At or for the three
                                             months ended
                                               Mar. 31,
                                            2006      2005    Change %
----------------------------------------------------------------------

Selected Balance Sheet Data:
($ in millions)
Total assets                              $3,579.8  $2,338.8    53.1 %
Gross loans, including net deferred fees   2,354.2   1,331.8    76.8
Securities                                   624.9     729.1   -14.3
Federal funds sold and other                 221.6     109.5   102.4
Deposits                                   2,957.4   2,018.7    46.5
Borrowings                                   108.6     113.7    -4.5
Junior subordinated debt                      41.2      30.9    33.3
Stockholders' equity                         356.1     137.1   159.7

Selected Income Statement Data:
($ in thousands)
Interest income                            $42,196   $28,423    48.5 %
Interest expense                            12,802     6,409    99.8
                                          --------- ---------
Net interest income                         29,394    22,014    33.5
Provision for loan losses                      542     1,747   -69.0
                                          --------- ---------
Net interest income after provision for
 loan losses                                28,852    20,267    42.4
Non-interest income                          3,497     2,584    35.3
Non-interest expense                        19,520    14,573    33.9
                                          --------- ---------
Income before income taxes                  12,829     8,278    55.0
Income tax expense                           4,391     2,957    48.5
                                          --------- ---------
Net Income                                  $8,438    $5,321    58.6
                                          ========= =========

Common Share Data:
Net income per share:
   Basic                                     $0.37     $0.29    27.6
   Diluted                                    0.33      0.27    22.2
Book value per share                         13.51      7.46    81.1
Tangible book value per share                10.03      7.17    39.9
Average shares outstanding (in
 thousands):
   Basic                                    22,999    18,294    25.7
   Diluted                                  25,355    20,021    26.6
Common shares outstanding                   26,365    18,372    43.5

Western Alliance Bancorporation and Subsidiaries

Summary Consolidated Financial Data  (continued)

                                          At or for the three
                                             months ended
                                               Mar. 31,
                                            2006      2005    Change %
----------------------------------------------------------------------

Selected Performance Ratios:
Return on average assets (1)                  1.19 %    0.98 %  21.4 %
Return on average stockholders' equity
 (1)                                         13.75     15.27   -10.0
Net interest margin (1)                       4.53      4.36     3.9
Net interest spread                           3.50      3.65    -4.1
Efficiency ratio                             59.35     59.24     0.2
Loan to deposit ratio                        79.60     65.97    20.7

Capital Ratios:
   Tangible Common Equity                      7.6 %     5.6 %  35.7
   Leverage ratio                             11.5       7.7    49.4
   Tier 1 Risk Based Capital                  11.4      10.4     9.6
   Total Risk Based Capital                   12.4      11.4     8.8

Asset Quality Ratios:
Net charge-offs to average loans
 outstanding (1)                             (0.02)%   (0.03)% -33.3
Non-accrual loans to gross loans              0.00      0.04  -100.0
Non-accrual loans to total assets             0.00      0.02  -100.0
Loans past due 90 days and still accruing
 to total loans                               0.00      0.00     0.0
Allowance for loan losses to gross loans      1.18      1.29    -8.5

Allowance for loan losses to non-accrual   greater   greater
 loan                                      than 10   than 10
                                           times     times

===================================================
(1) Annualized for the three-month periods ended March 31, 2006 and 2005.




Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income

Unaudited                                          Three Months Ended
                                                       March  31,
(in thousands, except per share data)
                                                    2006      2005
----------------------------------------------------------------------
Interest income on:
Loans, including fees                               $34,754   $20,334
Securities                                            7,159     7,876
Federal funds sold and other                            283       213
                                                  --------------------
     Total interest income                           42,196    28,423
                                                  --------------------
Interest expense on:
Deposits                                              9,924     4,519
Borrowings                                            2,311     1,424
Junior subordinated debt                                567       466
                                                  --------------------
     Total interest expense                          12,802     6,409
                                                  --------------------
     Net interest income                             29,394    22,014
Provision for loan losses                               542     1,747
     Net interest income after provision for      --------------------
        loan losses                                  28,852    20,267
                                                  --------------------
Other income:
Trust and investment advisory services                1,576     1,313
Service charges                                         669       555
Bank owned life insurance                               612       289
Other                                                   640       427
                                                  --------------------
                                                      3,497     2,584
                                                  --------------------
Other expense:
Compensation                                         11,577     8,493
Occupancy                                             2,450     2,207
Customer service                                      1,249       708
Other                                                 4,244     3,165
                                                  --------------------
                                                     19,520    14,573
                                                  --------------------

     Income before income taxes                      12,829     8,278

Income tax expense                                    4,391     2,957
                                                  --------------------

Net income                                           $8,438    $5,321
                                                  ====================

Earnings per share:
Basic                                                 $0.37     $0.29
                                                  ====================
Diluted                                               $0.33     $0.27
                                                  ====================




Western Alliance Bancorporation and Subsidiaries

Five Quarter Condensed Consolidated Statements of Income

Unaudited                                Quarter ended
($ in thousands, except   Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
 per share data)           2006     2005     2005     2005     2005
---------------------------------- -------- -------- -------- --------
Interest income on:
Loans, including fees     $34,754  $31,215  $27,343  $23,589  $20,334
Securities                  7,159    7,285    7,488    7,385    7,876
Federal funds sold and
 other                        283      475      869      838      213
                          -------- -------- -------- -------- --------
     Total interest income 42,196   38,975   35,700   31,812   28,423
                          -------- -------- -------- -------- --------
Interest expense on:
Deposits                    9,924    8,422    6,767    5,838    4,519
Borrowings                  2,311    1,345    1,056    1,084    1,424
Junior subordinated debt      567      593      546      508      466
     Total interest       -------- -------- -------- -------- --------
      expense              12,802   10,360    8,369    7,430    6,409
                          -------- -------- -------- -------- --------
     Net interest income   29,394   28,615   27,331   24,382   22,014
Provision for loan losses     542    1,962    1,283    1,187    1,747
     Net interest
       income after
       provision for      -------- -------- -------- -------- --------
       loan losses         28,852   26,653   26,048   23,195   20,267
                          -------- -------- -------- -------- --------
Other income:
Trust and other fees        1,576    1,591    1,448    1,347    1,313
Service charges               669      637      662      641      555
Bank owned life ins.          612      619      463      293      289
Other                         640      556      660      637      427
                          -------- -------- -------- -------- --------
                            3,497    3,403    3,233    2,918    2,584
                          -------- -------- -------- -------- --------
Other expense:
Compensation               11,577    9,767    9,541    9,015    8,493
Occupancy                   2,450    2,619    2,581    2,412    2,207
Customer service            1,249      790    1,257      965      708
Other                       4,244    3,874    3,895    3,575    3,165
                          -------- -------- -------- -------- --------
                           19,520   17,050   17,274   15,967   14,573
                          -------- -------- -------- -------- --------
Income before
  income taxes             12,829   13,006   12,007   10,146    8,278

Income tax expense          4,391    4,564    4,258    3,593    2,957
                          -------- -------- -------- -------- --------

Net income                 $8,438   $8,442   $7,749   $6,553   $5,321
                          ======== ======== ======== ======== ========

Earnings per share:
Basic                       $0.37    $0.37    $0.34    $0.35    $0.29
                          ======== ======== ======== ======== ========
Diluted                     $0.33    $0.34    $0.31    $0.32    $0.27
                          ======== ======== ======== ======== ========




Western Alliance Bancorporation and Subsidiaries

Five Quarter Condensed Consolidated Balance Sheets

Unaudited
                      Mar. 31, Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,
($ in millions)         2006     2005     2005      2005      2005
----------------------------------------------------------------------
Assets
Cash and due
  from banks            $141.7   $111.2     $90.6     $93.2     $87.0
Federal funds sold       221.6     63.2     204.0     212.2     109.5

     Cash and cash    ------------------------------------------------
      equivalents        363.3    174.4     294.6     305.4     196.5
                      ------------------------------------------------

Securities               624.9    748.5     713.1     695.4     729.1
Gross loans, including
  net deferred loan
  fees:
   Construction          553.3    432.7     397.0     381.4     362.9
   Real estate:
     Commercial          936.0    727.2     655.0     598.3     544.1
     Residential         342.1    272.9     239.5     168.6     140.2
   Commercial            503.3    342.5     307.0     286.3     266.7
   Consumer               23.3     20.4      21.1      20.6      20.0
   Net deferred fees      (3.8)    (2.3)     (2.1)     (1.9)     (2.1)
                      ------------------------------------------------
                       2,354.2  1,793.4   1,617.5   1,453.3   1,331.8
Less: Allowance for
 loan losses             (27.7)   (21.2)    (19.3)    (18.1)    (17.1)
                      ------------------------------------------------
     Loans, net        2,326.5  1,772.2   1,598.2   1,435.2   1,314.7
                      ------------------------------------------------
Initial public
 offering proceeds
 receivable                  -        -         -      77.1         -
Premises and
 equipment, net           64.5     58.4      36.9      35.8      29.2
Bank owned life
 insurance                52.4     51.8      51.2      26.7      26.5
Goodwill and other
 intangibles              91.7      5.2       5.2       5.3       5.3
Other assets              56.5     46.8      45.8      40.4      37.5
                      ------------------------------------------------
     Total assets     $3,579.8 $2,857.3  $2,745.0  $2,621.3  $2,338.8
                      ================================================

Western Alliance Bancorporation and Subsidiaries

Five Quarter Condensed Consolidated Balance Sheets (continued)

                      Mar. 31, Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,
($ in millions)         2006     2005     2005      2005      2005
----------------------------------------------------------------------
Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing
 demand deposits      $1,186.6   $980.0  $1,048.2    $964.3    $864.1

Interest bearing
 deposits:
Demand                   240.6    122.3     107.7     110.5     103.0
Savings and money
 market                1,086.3    949.6     893.7     820.0     783.5
Time, $100 and over      380.9    316.2     275.3     273.6     249.0
Other time                63.0     25.8      22.6      21.1      19.1
                      ------------------------------------------------
                       2,957.4  2,393.9   2,347.5   2,189.5   2,018.7

Customer repurchase
 agreements               90.4     78.2      55.8      55.3      29.1
Borrowings               108.6     80.5      63.7     113.7     113.7
Junior subordinated
 debt                     41.2     30.9      30.9      30.9      30.9
Accrued interest
 payable and other
 liabilities              26.1     29.6       8.9       9.4       9.3
                      ------------------------------------------------
     Total liabilities 3,223.7  2,613.1   2,506.8   2,398.8   2,201.7
                      ------------------------------------------------
Stockholders' Equity
Common stock and
 additional paid-in
 capital                 271.7    167.6     167.6     157.8      81.0
Retained earnings         94.7     86.3      77.7      70.1      63.6
Accumulated other
 comprehensive loss      (10.3)    (9.7)     (7.1)     (5.4)     (7.5)
                      ------------------------------------------------
     Total
      stockholders'
      equity             356.1    244.2     238.2     222.5     137.1
                      ------------------------------------------------
     Total liabilities
      and
      stockholders'
      equity          $3,579.8 $2,857.3  $2,745.0  $2,621.3  $2,338.8
                      ================================================




Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholders' Equity

Unaudited                                            3 Months ended
                                                         Mar. 31,
                                         Shares      2006      2005
(in thousands)                         Outstanding       Amount
-------------------------------------------------- -------------------
Balance, beginning of period               22,810  $244,223  $133,571
Net income                                      -     8,438     5,321
Other comprehensive income (loss), net
 of tax:
     Net unrealized holding losses on
      securities available for sale             -      (559)   (2,377)
Common stock issued in acquisition          3,341   102,801         -
Stock options exercised                        66       548       266
Stock warrants exercised                       34       260       286
Restricted stock granted, net                 114         -         -
Stock-based compensation expense                -       342        15
                                       ----------- --------- ---------
Balance, end of period                     26,365  $356,053  $137,082
                                       =========== ========= =========




Western Alliance Bancorporation and Subsidiaries

Changes in the Allowance For Loan Losses

Unaudited
                                         Quarter Ended
                          Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
(in thousands)             2006     2005     2005     2005     2005
---------------------------------- -------- -------- -------- --------

Balance, beginning of
 period                   $21,192  $19,288  $18,118  $17,114  $15,271
Acquisition of
 Intermountain              5,877        -        -        -        -
Provisions charged
 operating expenses           542    1,962    1,283    1,187    1,747
Recoveries of loans
 previously charged-off:
     Construction and
      land development          -        -        -        -        -
     Commercial real
      estate                    -        -        -        -        -
     Residential real
      estate                    5        -        -        -        3
     Commercial and
      industrial              128        8        7       19      130
     Consumer                  30       16        6        1        5
                          -------- -------- -------- -------- --------
          Total
           recoveries         163       24       13       20      138
Loans charged-off:
     Construction and
      land development          -        -        -        -        -
     Commercial real
      estate                    -        -        -        -        -
     Residential real
      estate                    -        -        -        -        -
     Commercial and
      industrial               83       13        -      107       18
     Consumer                   2       69      126       96       24
                          -------- -------- -------- -------- --------
          Total charged-
           off                 85       82      126      203       42
Net charge-offs
 (recoveries)                 (78)      58      113      183      (96)
                          -------- -------- -------- -------- --------
Balance, end of period    $27,689  $21,192  $19,288  $18,118  $17,114
                          ======== ======== ======== ======== ========

Net charge-offs
 (recoveries) (annualized)
 to average loans
 outstanding                -0.02%    0.01%    0.03%    0.05%   -0.03%
Allowance for loan losses
 to gross loans              1.18     1.18     1.19     1.25     1.29
Non-accrual loans             $29     $107     $175     $503     $575
Loans past due 90 days,
 still accruing                 -       34    2,503        9       57




Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid

                               Three Months Ended March 31,
                             2006                      2005
----------------------------------------------------------------------
Unaudited
                     Average Interest Average Average Interest Average
                      Balance          Yield/  Balance          Yield/
                                        Cost                     Cost
Earning Assets        in        in              in        in
                    millions thousands        millions thousands
Securities             $671.8  $6,990  4.34%    $770.6  $7,754   4.11%
Federal funds sold       27.9     283  4.11%      35.5     213   2.43%
Loans                 1,935.4  34,754  7.28%   1,233.9  20,334   6.68%
FHLB stock               14.4     169  4.76%      13.6     122   3.64%
                    ------------------------ -------------------------
Total earnings
 assets               2,649.5  42,196  6.49%   2,053.6  28,423   5.62%
Non-earning Assets
Cash and due from
 banks                   83.0                     71.3
Allowance for
 loan losses            (21.8)                   (15.6)
Bank-owned
 life insurance          52.0                     26.3
Other assets            103.5                     58.8
                    ----------               ----------
Total assets         $2,866.2                 $2,194.4
                    ==========               ==========
Interest Bearing
 Liabilities
Sources of Funds
Interest-bearing
 deposits:
Interest checking      $120.9     216  0.72%     $99.4      97   0.40%
Savings and
 money market           976.8   6,513  2.70%     714.2   3,015   1.71%
Time deposits           354.4   3,195  3.66%     249.8   1,407   2.28%
                    ------------------------ -------------------------
                      1,452.1   9,924  2.77%   1,063.4   4,519   1.72%
Borrowings              255.0   2,311  3.68%     224.5   1,424   2.57%
Junior subordinated
 debt                    30.9     567  7.44%      30.9     466   6.12%
                    ------------------------ -------------------------
Total interest-
 bearing
 liabilities          1,738.0  12,802  2.99%   1,318.8   6,409   1.97%
                              --------                 --------
Non-interest Bearing
 Liabilities
Noninterest-bearing
 demand deposits        866.6                    722.6
Other liabilities        12.7                     11.7
Stockholders' equity    248.9                    141.3
Total liabilities
 and stockholders'  ----------               ----------
 equity              $2,866.2                 $2,194.4
                    ==========               ==========

Net interest income
 and margin                   $29,394  4.53%           $22,014   4.36%
                              ========                 ========
Net interest spread                    3.50%                     3.65%




Western Alliance Bancorporation and Subsidiaries

Operating Segment Results

Unaudited                                             Inter-
                               Alliance Torrey       segment Consoli-
                       Nevada  Bank of  Pines         Elimi-   dated
(in millions)         Banks(1) Arizona   Bank  Other  nations Company
----------------------------------------------------------------------
At Mar. 31, 2006:
Assets                $2,567.6  $565.0 $438.2 $414.9 $(405.9)$3,579.8
Gross loans and
  deferred fees        1,559.3   447.0  347.9      -       - $2,354.2
Less: Allowance
  for loan losses        (18.0)   (6.0)  (3.7)     -       -    (27.7)
                      ------------------------------------------------
Net loans              1,541.3   441.0  344.2      -       -  2,326.5
                      ------------------------------------------------
Deposits               2,121.1   509.5  328.0      -    (1.2) 2,957.4
Stockholders'
  equity                 256.7    46.9   35.4  363.2  (346.1)   356.1
(in thousands)
Three Months Ended
   Mar. 31, 2006:
Net interest income    $18,693  $5,795 $4,978   $(73)     $1  $29,394
Provision for loan
 losses                   (214)    534    222      -       -      542
                      ------------------------------------------------
Net interest income
 after provision
 for loan losses        18,907   5,261  4,756    (73)      1   28,852
Noninterest income       1,616     366    267 10,500  (9,252)   3,497
Noninterest expense    (10,026) (4,386)(3,186)(2,253)    331  (19,520)
                      ------------------------------------------------
Income (loss) before
 income taxes           10,497   1,241  1,837  8,174  (8,920)  12,829
Income tax expense
   (benefit)             3,461     477    746   (293)      -    4,391
                      ------------------------------------------------
Net income (loss)       $7,036    $764 $1,091 $8,467 $(8,920)  $8,438
                      ================================================
(in thousands)

Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
                                                      Inter-
                      BankWest Alliance Torrey       segment Consoli-
                         of    Bank of  Pines         Elimi-   dated
(in millions)          Nevada  Arizona   Bank  Other  nations Company
----------------------------------------------------------------------
At Mar. 31, 2005:
Assets                $1,654.5  $381.7 $294.3 $176.1 $(167.7)$2,338.9
Gross loans and
  deferred fees          875.1   264.4  192.3      -       -  1,331.8
Less: Allowance
  for loan losses        (10.9)   (3.9)  (2.3)     -       -    (17.1)
                      ------------------------------------------------
Net loans                864.2   260.5  190.0      -       -  1,314.7
                      ------------------------------------------------
Deposits               1,420.7   341.6  263.8      -    (7.4) 2,018.7
Stockholders'
  equity                  94.6    31.4   26.5  144.2  (159.7)   137.0
(in thousands)
Three Months Ended
   Mar. 31, 2005:
Net interest income    $15,832  $3,817 $2,810  $(445)     $-  $22,014

Provision for loan
 losses                    959     478    310      -       -    1,747
                      ------------------------------------------------
Net interest income
 after provision
 for loan losses        14,873   3,339  2,500   (445)      -   20,267
Noninterest income       1,223     128    124  7,385  (6,276)   2,584
Noninterest expense     (8,108) (2,688)(2,269)(1,710)    202  (14,573)
                      ------------------------------------------------
Income (loss) before
 income taxes            7,988     779    355  5,230  (6,074)   8,278
Income tax expense
   (benefit)             2,672     308    130   (153)      -    2,957
                      ------------------------------------------------
Net income (loss)       $5,316    $471   $225 $5,383 $(6,074)  $5,321
                      ================================================

(1) - Includes BankWest of Nevada and balance sheet data for Nevada First Bank. Nevada First Bank was acquired on March 31, 2006.



    CONTACT: Western Alliance Bancorporation
             Robert Sarver, 858-523-4601 (Media)
             Dale Gibbons, 702-248-4200 (Investor)